Exhibit 10.1
PEA AMENDING AGREEMENT

This Amending Agreement is made as of the 28th day of August, 2012.

BETWEEN:

NOVA GAS TRANSMISSION LTD. a corporation having an office in

Calgary, Alberta
(hereinafter referred to as “Company”)

- and -

QUICKSILVER RESOURCES CANADA INC. a corporation having

an office in Calgary, Alberta
(hereinafter referred to as “Customer”)

WHEREAS Company and Customer are parties to a Project Expenditure Authorization Agreement dated April 6th, 2011 (the “PEA”);

AND WHEREAS Customer has requested that Company delay the targeted in-service date of the Facilities from May 1, 2014 to August 1, 2015 and that the spend profile set out in the PEA and the Service Agreements attached to the PEA be revised accordingly; and

AND WHEREAS Company has agreed to delay the targeted in-service date of the Facilities, certain terms and conditions set out below.

NOW THEREFORE Company and Customer agree as follows:

ARTICLE 1

INCORPORATION, DEFINITIONS AND EFFECTIVE DATE

1.1	This PEA Amending Agreement and Schedule B-1 are supplemental to the PEA, and are to form part of and have the same effect as though incorporated in the PEA.

1.2
Unless otherwise defined in this PEA Amending Agreement, all capitalized terms contained in this PEA Amending Agreement which are defined in the PEA shall for all purposes hereof have the meaning given to them in the PEA unless the context otherwise specifies or requires.

1.3	This PEA Amending Agreement shall be effective as of the date first written above.

ARTICLE 2
AMENDMENTS TO THE PEA

2.1	The PEA is amended as follows:

(a)
To reflect the Company’s revised forecasted spend profile, the table in Paragraph 9 setting out the percent of Customer Authorized Amount for financial assurances to be provided by Customer to Company is deleted and replaced with the following:

Date	Percent of the Customer Authorized Amount
April 6th, 2011	5%
June 1, 2011	11%
July 1, 2012	23%
September 1, 2012	10%
April 1, 2014	20%
July 1, 2014	50%
September 1, 2014	100%

(b)	Company’s estimated completion for the Work as set out in Paragraph 13 is extended to August 1, 2015;

(c)
by deleting the summary of the attached service documents set out in Schedule “B” and replacing it with the revised summary of the attached Service Documents set out in Schedule “B-1”, as attached hereto.

2.2	The Service Documents are hereby deemed to be amended to reflect the revised summary set out in Schedule “B-1”.

2.3
Customer acknowledges that Company will incur additional costs related to the Facilities as a result of the delay of the in-service date.  Customer shall pay to Company a fixed amount, estimated one million two hundred thousand dollars ($1,200,000.00) plus applicable taxes, representing AFUDC for the period of the delay.  Company shall provide Customer with an invoice on or before September 30th, 2012, which invoiced amount shall not be subject to adjustment.  Such amount shall be payable by Customer to Company within thirty (30) days of Customer’s receipt of the invoice.

ARTICLE 3

MISCELLANEOUS

3.1	This PEA Amending Agreement supersedes all negotiations, discussions and undertakings between the parties in relation to the subject matter hereof.

3.2	The PEA shall remain in full force and effect as amended by this PEA Amending Agreement and is hereby ratified and confirmed as amended.

3.3
This PEA Amending Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  A facsimile or other electronic copy of this PEA Amending Agreement containing the signature of a party will be deemed to be an originally signed document.

IN WITNESS WHEREOF the parties to this PEA Amending Agreement have caused it to be executed by their duly authorized officers as of the day and year first written above.

QUICKSILVER RESOURCES CANADA INC. By: /s/Thomas F. Darden Name: Thomas F. Darden Title: President and CEO	NOVA GAS TRANSMISSION LTD. By: /s/ Stephen M. V. Clark Name: Stephen M. V. Clark Title: Vice President, Commercial - West Canadian and Eastern U.S. Pipelines
By: Name: Title:	By: /s/ Karl Johannson Name: Karl Johannson Title: President NOVA Gas Transmission Ltd.

SCHEDULE “B-1”

Attached to and forming part of a PEA Amending Agreement dated as of August 28, 2012 between Company and Customer

_______________________________________________________________________________

          Revised Summary of Service Documents:

Contract Number	Contract Volume	Contract Term	Estimated Start Date
2011469022	2,832.8 E3M3/d	10 years Primary Term + 0 years Secondary Term	August 1, 2015
2011469023	2,832.8 E3M3/d	7 years Primary Term + 0 years Secondary Term	August 1, 2018
2011469024	2,832.8 E3M3/d	5 years Primary Term + 0 years Secondary Term	August 1, 2020

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